UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2014 (October 6, 2014)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Lisa E. Beeson

On October 6, 2014, in connection with Lisa E. Beeson’s assumption on October 1, 2014 of the role of President of American Realty Capital Properties, Inc. (the “Company”) (as previously announced), Ms. Beeson entered into an Amended and Restated Employment Agreement with ARC Properties Operating Partnership, L.P., the Company’s operating partnership (the “Operating Partnership”) and the Company (the “Employment Agreement”), effective as of October 1, 2014 (the “Effective Date”). Ms. Beeson retained her role as Chief Operating Officer of the Company. The Employment Agreement amends and restates the Employment Agreement entered into between the Operating Partnership and Ms. Beeson dated October 21, 2013, and generally provides for the same terms except as follows:

•	Ms. Beeson will be employed as the President and Chief Operating Officer of the Company for an initial term of three years commencing on the Effective Date, which term will automatically renew for additional one-year periods unless either party provides 60 days’ notice of non-renewal prior to the end of the then current term.
•	Ms. Beeson will report to David Kay, the Company’s Chief Executive Officer.
•	As of the Effective Date, Ms. Beeson’s base salary will be $600,000 per year.
•	The Company agreed to make the following one-time grants of restricted shares of the Company’s common stock (the “Promotion Grants”) to Ms. Beeson within 30 days of the Effective Date, subject to the approval of the Company’s Board of Directors (or its Compensation Committee):
•	a Promotion Grant with a grant date value equal to $1,000,000 that will vest on each of the first, second, third and fourth anniversaries of the Effective Date; and
•	a Promotion Grant with a grant date value equal to $1,000,000 that will vest based on the achievement of performance metrics to be determined by the Company following consultation with Ms. Beeson.

Vesting of the Promotion Grants are generally subject to Ms. Beeson’s continued service except that they will become fully vested upon a termination of her employment without Cause (as defined in the Employment Agreement) or upon a change of control which occurs more than twelve (12) months after the Effective Date and results in a negative impact on her duties and responsibilities, her death or a termination of her employment due to disability.

•	For calendar years following December 31, 2014, the threshold, target and maximum levels applicable to Ms. Beeson’s annual cash incentive bonus will be increased from 100% to 150%, 150% to 250%, and 200% to 350% of her base salary, respectively.
•	For calendar years following December 31, 2014, the threshold, target and maximum levels applicable to Ms. Beeson’s annual equity incentive bonus will be increased from 150% to 250%, 200% to 350%, and 250% to 450% of her base salary, respectively.
•	The Company and the Operating Partnership agreed to grant to Ms. Beeson on October 6, 2014 an additional 1.25% participation percentage under the Company’s 2014 Multi-Year Outperformance Plan (the “OPP”). Following such grant, Ms. Beeson holds an aggregate 5% participation percentage under the OPP.

The foregoing description of the Employment Agreement with Ms. Beeson is only a summary and is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

October 9, 2014	By:	/s/ David S. Kay
	Name:	David S. Kay
	Title:	Chief Executive Officer and Director